Exhibit 99.1

PerkinElmer Announces Financial Results for the Fourth Quarter of 2014

  Revenue growth of 3%; Organic revenue growth 5%
  GAAP earnings per share from continuing operations of $0.28; Adjusted earnings per share increase of 15% to $0.85
  Expanded adjusted operating profit margin by 200 basis points
  Operating cash flow from continuing operations of $97 million, up 40%
  Establishes full year 2015 guidance range for GAAP earnings per share of $2.04 to $2.10; Adjusted earnings per share guidance range of $2.58 to $2.64

WALTHAM, Mass.--(BUSINESS WIRE)--January 29, 2015--PerkinElmer, Inc. (NYSE: PKI), a global leader focused on improving the health and safety of people and the environment, today reported financial results for the fourth quarter ended December 28, 2014.

The Company reported GAAP earnings per share from continuing operations of $0.28, compared to $0.65 in the fourth quarter of 2013. Revenue in the fourth quarter of 2014 was $608.4 million, as compared to $591.9 million in the fourth quarter of 2013. GAAP operating income from continuing operations for the fourth quarter of 2014 was $30.6 million, as compared to operating income of $92.9 million in the fourth quarter of 2013.

Adjusted earnings per share was $0.85, compared to $0.74 in the fourth quarter of 2013. Adjusted revenue for the quarter grew 3% to $608.6 million, compared to $592.6 million in the fourth quarter of 2013. Adjusted operating income for the fourth quarter of 2014 was $130.6 million, compared to $115.5 million for the same period a year ago. Adjusted operating profit margin was 21.5% as a percentage of adjusted revenue, compared to 19.5% for the same period a year ago. Adjustments for the Company's non-GAAP financial measures have been noted in the attached reconciliations.

“I am very pleased with our strong finish to a year in which we exceeded our financial commitments and made significant progress against our strategic priorities,” said Robert Friel, chairman and chief executive officer of PerkinElmer. “By leveraging the success of our recent growth and productivity investments, we believe we are well positioned to deliver profitable revenue growth in 2015 while continuing to address the critical health and environmental needs of our customers throughout the world.”

Cash Flow

For the fourth quarter of 2014, operating cash flow from continuing operations was $96.6 million as compared to $69.0 million in the comparable period of 2013. Full year 2014 operating cash flow from continuing operations was $282.3 as compared to $157.2 million in 2013.

Financial Overview by Reporting Segment for the Fourth Quarter of 2014

Human Health

  Revenue of $336.2 million, as compared to $334.7 million for the fourth quarter of 2013.
  Adjusted revenue of $336.4 million. Adjusted revenue was flat and organic revenue increased 3%.
  Operating income of $78.4 million, as compared to operating income of $55.4 million for the same period a year ago.
  Adjusted operating income of $95.7 million. Adjusted operating profit margin was 28.4% as a percentage of adjusted revenue, as compared to 25.4% in the fourth quarter of 2013.

Environmental Health

  Revenue of $272.2 million, as compared to $257.2 million for the fourth quarter of 2013. Revenue increased 6% and organic revenue increased 7%.
  Operating income of $35.2 million, as compared to operating income of $35.1 million for the same period a year ago.
  Adjusted operating income of $43.2 million. Adjusted operating profit margin was 15.9% as a percentage of revenue, as compared to 15.9% in the fourth quarter of 2013.

Financial Guidance – Full Year 2015

For the full year 2015, the Company forecasts GAAP earnings per share from continuing operations in the range of $2.04 to $2.10 and on a non-GAAP basis, which is expected to include the adjustments noted in the attached reconciliation, adjusted earnings per share of $2.58 to $2.64. The guidance assumes that the stronger US dollar will negatively impact earnings per share for 2015 by approximately $0.15.

Conference Call Information

The Company will discuss its fourth quarter results and its outlook for business trends in a conference call on January 29, 2015 at 5:00 p.m. Eastern Time (ET). To access the call, please dial (617) 614-3472 prior to the scheduled conference call time and provide the access code 36880834.

A live audio webcast of the call will be available on the Investor section of the Company’s Web site, www.perkinelmer.com. Please go to the site at least 15 minutes prior to the call in order to register, download, and install any necessary software. An archived version of the webcast will be posted on the Company’s Web site for a two week period beginning approximately two hours after the call.

Use of Non-GAAP Financial Measures

In addition to financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings announcement also contains non-GAAP financial measures. The reasons that we use these measures, a reconciliation of these measures to the most directly comparable GAAP measures, and other information relating to these measures are included below following our GAAP financial statements.

Factors Affecting Future Performance

This press release contains "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements relating to estimates and projections of future earnings per share, cash flow and revenue growth and other financial results, developments relating to our customers and end-markets, and plans concerning business development opportunities and divestitures. Words such as "believes," "intends," "anticipates," "plans," "expects," "projects," "forecasts," "will" and similar expressions, and references to guidance, are intended to identify forward-looking statements. Such statements are based on management's current assumptions and expectations and no assurances can be given that our assumptions or expectations will prove to be correct. A number of important risk factors could cause actual results to differ materially from the results described, implied or projected in any forward-looking statements. These factors include, without limitation: (1) markets into which we sell our products declining or not growing as anticipated; (2) fluctuations in the global economic and political environments; (3) our failure to introduce new products in a timely manner; (4) our ability to execute acquisitions and license technologies, or to successfully integrate acquired businesses and licensed technologies into our existing business or to make them profitable, or successfully divest businesses; (5) our failure to adequately protect our intellectual property; (6) the loss of any of our licenses or licensed rights; (7) our ability to compete effectively; (8) fluctuation in our quarterly operating results and our ability to adjust our operations to address unexpected changes; (9) significant disruption in third-party package delivery and import/export services or significant increases in prices for those services; (10) disruptions in the supply of raw materials and supplies; (11) the manufacture and sale of products exposing us to product liability claims; (12) our failure to maintain compliance with applicable government regulations; (13) regulatory changes; (14) our failure to comply with healthcare industry regulations; (15) economic, political and other risks associated with foreign operations; (16) our ability to retain key personnel; (17) significant disruption in our information technology systems; (18) our ability to obtain future financing; (19) restrictions in our credit agreements; (20) our ability to realize the full value of our intangible assets; (21) significant fluctuations in our stock price; (22) reduction or elimination of dividends on our common stock; and (23) other factors which we describe under the caption "Risk Factors" in our most recent quarterly report on Form 10-Q and in our other filings with the Securities and Exchange Commission. We disclaim any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.

About PerkinElmer

PerkinElmer, Inc. is a global leader focused on improving the health and safety of people and the environment. The Company reported revenue of approximately $2.2 billion in 2014, has about 7,700 employees serving customers in more than 150 countries, and is a component of the S&P 500 Index. Additional information is available through 1-877-PKI-NYSE, or at www.perkinelmer.com.

PerkinElmer, Inc. and Subsidiaries
CONSOLIDATED INCOME STATEMENTS

	Three Months Ended		Twelve Months Ended
(In thousands, except per share data)	December 28, 2014	December 29, 2013	December 28, 2014	December 29, 2013

Revenue	$608,390	$591,870	$2,237,219	$2,157,586

Cost of revenue	330,788	315,100	1,232,611	1,181,444
Selling, general and administrative expenses	216,648	140,883	659,335	581,898
Research and development expenses	30,966	32,588	121,141	132,400
Asset impairment	-	158	-	158
Restructuring and contract termination charges, net	(579)	10,211	13,390	33,892

Operating income from continuing operations	30,567	92,930	210,742	227,794

Interest income	(292)	(362)	(667)	(650)
Interest expense	9,063	14,614	36,270	49,924
Other expense, net	1,149	12,613	5,536	14,836

Income from continuing operations, before income taxes	20,647	66,065	169,603	163,684

(Benefit from) provision for income taxes	(10,667)	(7,390)	8,437	(10,583)

Income from continuing operations	31,314	73,455	161,166	174,267

Loss from discontinued operations, before income taxes	(754)	(8,249)	(4,959)	(10,352)
Gain (loss) on disposition of discontinued operations, before income taxes	121	(2,267)	(260)	(1,810)
Benefit from income taxes on discontinued operations and dispositions	(106)	(3,934)	(1,831)	(5,107)

Loss from discontinued operations and dispositions	(527)	(6,582)	(3,388)	(7,055)

Net income	$30,787	$66,873	$157,778	$167,212

Diluted earnings per share:
Income from continuing operations	$0.28	$0.65	$1.42	$1.54

Loss from discontinued operations and dispositions	(0.00)	(0.06)	(0.03)	(0.06)

Net income	$0.27	$0.59	$1.39	$1.47

Weighted average diluted shares of common stock outstanding	113,448	113,463	113,739	113,503

ABOVE PREPARED IN ACCORDANCE WITH GAAP

Additional Supplemental Information (1):
(per share, continuing operations)

GAAP EPS from continuing operations	$0.28	$0.65	$1.42	$1.54
Amortization of intangible assets, net of income taxes	0.11	0.12	0.47	0.51
Debt extinguishment costs, net of income taxes	-	0.08	-	0.08
Purchase accounting adjustments, net of income taxes	0.01	0.02	0.01	0.05
Significant litigation matter, net of income taxes	(0.00)	-	0.03	-
Acquisition-related costs, net of income taxes	0.03	0.00	0.03	0.00
Significant environmental charges, net of income taxes	(0.01)	0.02	(0.01)	0.02
Mark to market on postretirement benefits, net of income taxes	0.43	(0.13)	0.43	(0.13)
Restructuring and contract termination charges, net of income taxes	0.01	0.05	0.09	0.19
Significant tax credits	-	(0.08)	-	(0.16)
Adjusted EPS	$0.85	$0.74	$2.47	$2.10

(1) amounts may not sum due to rounding

PerkinElmer, Inc. and Subsidiaries
REVENUE AND OPERATING INCOME (LOSS)

		Three Months Ended		Twelve Months Ended
(In thousands, except percentages)		December 28, 2014	December 29, 2013	December 28, 2014	December 29, 2013

Human Health	Reported revenue	$336,183	$334,690	$1,243,402	$1,201,110
	Purchase accounting adjustments	227	739	2,916	7,312
	Adjusted revenue	336,410	335,429	1,246,318	1,208,422

	Reported operating income from continued operations	78,428	55,352	220,165	156,452
	OP%	23.3%	16.5%	17.7%	13.0%
	Amortization of intangible assets	18,117	19,556	72,555	79,125
	Asset impairment	-	158	-	158
	Purchase accounting adjustments	(929)	2,873	1,108	8,919
	Acquisition-related costs	7	-	94	(21)
	Restructuring and contract termination charges, net	84	7,308	6,876	22,136
	Adjusted operating income	95,707	85,247	300,798	266,769
	Adjusted OP%	28.4%	25.4%	24.1%	22.1%

Environmental Health	Reported revenue	272,207	257,180	993,817	956,476
	Purchase accounting adjustments	-	-	-	9
	Adjusted revenue	272,207	257,180	993,817	956,485

	Reported operating income from continued operations	35,162	35,130	109,129	97,052
	OP%	12.9%	13.7%	11.0%	10.1%
	Amortization of intangible assets	3,405	2,670	10,817	10,137
	Purchase accounting adjustments	2,425	50	1,595	59
	Acquisition-related costs	2,836	16	2,965	141
	Restructuring and contract termination charges, net	(663)	2,903	6,514	11,756
	Adjusted operating income	43,165	40,769	131,020	119,145
	Adjusted OP%	15.9%	15.9%	13.2%	12.5%

Corporate	Reported operating (loss) income	(83,023)	2,448	(118,552)	(25,710)
	Significant litigation matter	-	-	6,645	-
	Significant environmental charges	(1,191)	4,625	(1,191)	4,625
	Mark to market on postretirement benefits	75,973	(17,570)	75,919	(17,617)
	Adjusted operating loss	(8,241)	(10,497)	(37,179)	(38,702)

Continuing Operations	Reported revenue	$608,390	$591,870	$2,237,219	$2,157,586
	Purchase accounting adjustments	227	739	2,916	7,321
	Adjusted revenue	608,617	592,609	2,240,135	2,164,907

	Reported operating income from continued operations	30,567	92,930	210,742	227,794
	OP%	5.0%	15.7%	9.4%	10.6%
	Amortization of intangible assets	21,522	22,226	83,372	89,262
	Asset impairment	-	158	-	158
	Purchase accounting adjustments	1,496	2,923	2,703	8,978
	Acquisition-related costs	2,843	16	3,059	120
	Significant litigation matter	-	-	6,645	-
	Significant environmental charges	(1,191)	4,625	(1,191)	4,625
	Mark to market on postretirement benefits	75,973	(17,570)	75,919	(17,617)
	Restructuring and contract termination charges, net	(579)	10,211	13,390	33,892
	Adjusted operating income	$130,631	$115,519	$394,639	$347,212
	Adjusted OP%	21.5%	19.5%	17.6%	16.0%

REPORTED REVENUE AND REPORTED OPERATING INCOME (LOSS) PREPARED IN ACCORDANCE WITH GAAP

PerkinElmer, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended		Twelve Months Ended
	December 28, 2014	December 29, 2013	December 28, 2014	December 29, 2013
(In thousands)

Operating activities:
Net income	$30,787	$66,873	$157,778	$167,212
Less: loss from discontinued operations and dispositions, net of income taxes	527	6,582	3,388	7,055
Income from continuing operations	31,314	73,455	161,166	174,267
Adjustments to reconcile income from continuing operations to net cash provided by continuing operations:
Stock-based compensation	2,695	2,630	14,464	14,053
Restructuring and contract termination charges, net	(579)	10,211	13,390	33,892
Amortization of deferred debt issuance costs, interest rate hedges and accretion of discounts	363	3,904	1,434	6,502
Depreciation and amortization	29,903	31,638	116,736	126,879
Losses (gains) on disposition	108	-	108	(1,566)
Amortization of acquired inventory revaluation	2,425	-	2,425	203
Pension and other postretirement expenses	77,669	(18,176)	77,669	(18,176)
Asset impairment	-	158	-	158
Changes in operating assets and liabilities which (used) provided cash, excluding effects from companies purchased and divested:
Accounts receivable, net	(43,830)	(41,639)	(16,989)	(14,071)
Inventories, net	3,894	17,849	(24,642)	(14,171)
Accounts payable	12,112	4,431	8,103	(1,083)
Accrued expenses and other	(19,463)	(15,481)	(71,596)	(149,639)
Net cash provided by operating activities of continuing operations	96,611	68,980	282,268	157,248
Net cash (used in) provided by operating activities of discontinued operations	(47)	2,723	(671)	1,343
Net cash provided by operating activities	96,564	71,703	281,597	158,591

Investing activities:
Capital expenditures	(6,858)	(7,427)	(29,072)	(38,981)
Proceeds from dispositions of property, plant and equipment, net	2,531	-	2,531	52,202
Proceeds from surrender of life insurance policies	-	-	490	783
Activity related to acquisitions and investments, net of cash and cash equivalents acquired	(269,598)	(8,650)	(271,477)	(15,699)
Net cash (used in) provided by investing activities of continuing operations	(273,925)	(16,077)	(297,528)	(1,695)
Net cash provided by investing activities of discontinued operations	1,844	-	1,631	484
Net cash used in investing activities	(272,081)	(16,077)	(295,897)	(1,211)

Financing Activities:
Payments on revolving credit facility	(51,000)	(109,000)	(356,000)	(538,000)
Prepayment of long-term debt	-	(150,000)	-	(150,000)
Proceeds from revolving credit facility	248,000	258,000	475,000	677,000
Premium on prepayment of debt	-	(11,119)	-	(11,119)
Payments of debt financing costs	-	-	(1,845)	-
Settlement of cash flow hedges	-	-	-	1,363
Net (payments on) proceeds from other credit facilities	(11,450)	(249)	(12,675)	5,281
Payments for acquisition-related contingent consideration	-	-	(855)	-
Proceeds from issuance of common stock under stock plans	3,508	5,021	24,455	20,313
Purchases of common stock	(26,525)	(212)	(65,529)	(127,398)
Dividends paid	(7,907)	(7,867)	(31,620)	(31,600)
Net cash provided by (used in) financing activities	154,626	(15,426)	30,931	(154,160)

Effect of exchange rate changes on cash and cash equivalents	(7,971)	739	(15,052)	(1,422)

Net (decrease) increase in cash and cash equivalents	(28,862)	40,939	1,579	1,798
Cash and cash equivalents at beginning of period	203,683	132,303	173,242	171,444
Cash and cash equivalents at end of period	$174,821	$173,242	$174,821	$173,242

PREPARED IN ACCORDANCE WITH GAAP

PerkinElmer, Inc. and Subsidiaries
CONSOLIDATED BALANCE SHEETS

(In thousands)	December 28, 2014	December 29, 2013

Current assets:
Cash and cash equivalents	$174,821	$173,242
Accounts receivable, net	470,563	466,749
Inventories, net	285,457	260,858
Other current assets	137,152	140,342
Current assets of discontinued operations	-	3,647
Total current assets	1,067,993	1,044,838

Property, plant and equipment:
At cost	492,814	498,111
Accumulated depreciation	(316,620)	(314,923)
Property, plant and equipment, net	176,194	183,188
Marketable securities and investments	1,568	1,319
Intangible assets, net	490,265	460,430
Goodwill	2,284,077	2,143,120
Other assets, net	114,429	111,633
Long-term assets of discontinued operations	-	2,184
Total assets	$4,134,526	$3,946,712

Current liabilities:
Current portion of long-term debt	$1,075	$2,624
Accounts payable	173,953	166,881
Short-term accrued restructuring and contract termination charges	17,124	26,374
Accrued expenses and other current liabilities	405,073	403,678
Current liabilities of discontinued operations	2,137	3,239
Total current liabilities	599,362	602,796

Long-term debt	1,051,892	932,104
Long-term accrued restructuring and contract termination charges	6,706	9,161
Long-term liabilities	434,464	408,164
Total liabilities	2,092,424	1,952,225

Total stockholders' equity	2,042,102	1,994,487
Total liabilities and stockholders' equity	$4,134,526	$3,946,712

PREPARED IN ACCORDANCE WITH GAAP

PerkinElmer, Inc. and Subsidiaries
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (1)

(In millions, except per share data and percentages)	PKI
	Three Months Ended
	December 28, 2014		December 29, 2013

Adjusted revenue:
Revenue	$608.4		$591.9
Purchase accounting adjustments	0.2		0.7
Adjusted revenue	$608.6		$592.6

Adjusted gross margin:
Gross margin	$277.6	45.6%	$276.8	46.8%
Amortization of intangible assets	12.3	2.0%	13.0	2.2%
Purchase accounting adjustments	2.7	0.4%	0.8	0.1%
Mark to market on postretirement benefits	8.5	1.4%	0.8	0.1%
Adjusted gross margin	$301.0	49.5%	$291.4	49.2%

Adjusted SG&A:
SG&A	$216.6	35.6%	$140.9	23.8%
Amortization of intangible assets	(9.1)	-1.5%	(9.1)	-1.5%
Purchase accounting adjustments	1.2	0.2%	(2.1)	-0.4%
Acquisition-related costs	(2.8)	-0.5%	(0.0)	0.0%
Significant environmental charges	1.2	0.2%	(4.6)	-0.8%
Mark to market on postretirement benefits	(67.1)	-11.0%	18.1	3.1%
Adjusted SG&A	$140.0	23.0%	$143.1	24.1%

Adjusted R&D:
R&D	$31.0	5.1%	$32.6	5.5%
Amortization of intangible assets	(0.1)	0.0%	(0.1)	0.0%
Purchase accounting adjustments	-	0.0%	(0.0)	0.0%
Mark to market on post-retirement benefits	(0.4)	-0.1%	0.3	0.0%
Adjusted R&D	$30.4	5.0%	$32.8	5.5%

Adjusted operating income:
Operating income	$30.6	5.0%	$92.9	15.7%
Amortization of intangible assets	21.5	3.5%	22.2	3.8%
Asset impairments	-	0.0%	0.2	0.0%
Purchase accounting adjustments	1.5	0.2%	2.9	0.5%
Acquisition-related costs	2.8	0.5%	0.0	0.0%
Significant environmental charges	(1.2)	-0.2%	4.6	0.8%
Mark to market on postretirement benefits	76.0	12.5%	(17.6)	-3.0%
Restructuring and contract termination charges, net	(0.6)	-0.1%	10.2	1.7%
Adjusted operating income	$130.6	21.5%	$115.5	19.5%

	PKI
	Three Months Ended
	December 28, 2014		December 29, 2013

Adjusted EPS:
GAAP EPS	$0.27		$0.59
Discontinued operations, net of income taxes	(0.00)		(0.06)
GAAP EPS from continuing operations	0.28		0.65
Amortization of intangible assets, net of income taxes	0.11		0.12
Asset impairments, net of income taxes	-		0.00
Debt extinguishment costs, net of income taxes	-		0.08
Purchase accounting adjustments, net of income taxes	0.01		0.02
Significant litigation matter, net of income taxes	(0.00)		-
Acquisition-related costs, net of income taxes	0.03		0.00
Significant environmental charges, net of income taxes	(0.01)		0.02
Mark to market on postretirement benefits, net of income taxes	0.43		(0.13)
Significant tax credits	-		(0.08)
Restructuring and contract termination charges, net of income taxes	0.01		0.05
Adjusted EPS	$0.85		$0.74

	Human Health
	Three Months Ended
	December 28, 2014		December 29, 2013

Adjusted revenue:
Revenue	$336.2		$334.7
Purchase accounting adjustments	0.2		0.7
Adjusted revenue	$336.4		$335.4

Adjusted operating income:
Operating income	$78.4	23.3%	$55.4	16.5%
Amortization of intangible assets	18.1	5.4%	19.6	5.8%
Asset impairments	-	0.0%	0.2	0.0%
Purchase accounting adjustments	(0.9)	-0.3%	2.9	0.9%
Acquisition-related costs	0.0	0.0%	-	0.0%
Restructuring and contract termination charges, net	0.1	0.0%	7.3	2.2%
Adjusted operating income	$95.7	28.4%	$85.2	25.4%

	Environmental Health
	Three Months Ended
	December 28, 2014		December 29, 2013

Revenue:
Revenue	$272.2		$257.2
Purchase accounting adjustments	-		-
Adjusted revenue	$272.2		$257.2

Adjusted operating income:
Operating income	$35.2	12.9%	$35.1	13.7%
Amortization of intangible assets	3.4	1.3%	2.7	1.0%
Purchase accounting adjustments	2.4	0.9%	0.1	0.0%
Acquisition-related costs	2.8	1.0%	0.0	0.0%
Restructuring and contract termination charges, net	(0.7)	-0.2%	2.9	1.1%
Adjusted operating income	$43.2	15.9%	$40.8	15.9%

(1) amounts may not sum due to rounding

PerkinElmer, Inc. and Subsidiaries
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (1)

(In millions, except per share data and percentages)	PKI
	Twelve Months Ended
	December 28, 2014		December 29, 2013

Adjusted revenue:
Revenue	$2,237.2		$2,157.6
Purchase accounting adjustments	2.9		7.3
Adjusted revenue	$2,240.1		$2,164.9

Adjusted gross margin:
Gross margin	$1,004.6	44.9%	$976.1	45.2%
Amortization of intangible assets	49.7	2.2%	52.0	2.4%
Purchase accounting adjustments	5.4	0.2%	7.8	0.4%
Mark to market on postretirement benefits	8.4	0.4%	0.8	0.0%
Adjusted gross margin	$1,068.1	47.7%	$1,036.7	47.9%

Adjusted SG&A:
SG&A	$659.3	29.5%	$581.9	27.0%
Amortization of intangible assets	(33.1)	-1.5%	(36.9)	-1.7%
Purchase accounting adjustments	2.7	0.1%	(1.0)	0.0%
Acquisition-related costs	(3.1)	-0.1%	(0.1)	0.0%
Significant litigation matter	(6.6)	-0.3%	-	0.0%
Significant environmental charges	1.2	0.1%	(4.6)	-0.2%
Mark to market on postretirement benefits	(67.1)	-3.0%	18.1	0.8%
Adjusted SG&A	$553.4	24.7%	$557.3	25.7%

Adjusted R&D:
R&D	$121.1	5.4%	$132.4	6.1%
Amortization of intangible assets	(0.6)	0.0%	(0.3)	0.0%
Purchase accounting adjustments	-	0.0%	(0.2)	0.0%
Mark to market on postretirement benefits	(0.4)	0.0%	0.3	0.0%
Adjusted R&D	$120.1	5.4%	$132.2	6.1%

Adjusted operating income:
Operating income	$210.7	9.4%	$227.8	10.6%
Amortization of intangible assets	83.4	3.7%	89.3	4.1%
Asset impairments	-	0.0%	0.2	0.0%
Purchase accounting adjustments	2.7	0.1%	9.0	0.4%
Acquisition-related costs	3.1	0.1%	0.1	0.0%
Significant litigation matter	6.6	0.3%	-	0.0%
Significant environmental charges	(1.2)	-0.1%	4.6	0.2%
Mark to market on postretirement benefits	75.9	3.4%	(17.6)	-0.8%
Restructuring and contract termination charges, net	13.4	0.6%	33.9	1.6%
Adjusted operating income	$394.6	17.6%	$347.2	16.0%

	PKI
	Twelve Months Ended
	December 28, 2014		December 29, 2013

Adjusted EPS:
GAAP EPS	$1.39		$1.47
Discontinued operations, net of income taxes	(0.03)		(0.06)
GAAP EPS from continuing operations	1.42		1.54
Amortization of intangible assets, net of income taxes	0.47		0.51
Asset impairments, net of income taxes	-		0.00
Debt extinguishment costs, net of income taxes	-		0.08
Purchase accounting adjustments, net of income taxes	0.01		0.05
Significant litigation matter, net of income taxes	0.03		-
Acquisition-related costs, net of income taxes	0.03		0.00
Significant environmental charges, net of income taxes	(0.01)		0.02
Mark to market on postretirement benefits, net of income taxes	0.43		(0.13)
Restructuring and contract termination charges, net of income taxes	0.09		0.19
Significant tax credits	-		(0.16)
Adjusted EPS	$2.47		$2.10

	PKI
			Twelve Months Ended
			January 3, 2016
Adjusted EPS:			Projected
GAAP EPS from continuing operations			$2.04 - $2.10
Amortization of intangible assets, net of income taxes			0.49
Purchase accounting adjustments, net of income taxes			0.05
Mark to market on postretirement benefits, net of income taxes			0.00
Adjusted EPS			$2.58 - $2.64

	Human Health
	Twelve Months Ended
	December 28, 2014		December 29, 2013

Adjusted revenue:
Revenue	$1,243.4		$1,201.1
Purchase accounting adjustments	2.9		7.3
Adjusted revenue	$1,246.3		$1,208.4

Adjusted operating income:
Operating income	$220.2	17.7%	$156.5	13.0%
Amortization of intangible assets	72.6	5.8%	79.1	6.6%
Asset impairments	-	0.0%	0.2	0.0%
Purchase accounting adjustments	1.1	0.1%	8.9	0.7%
Acquisition-related costs	0.1	0.0%	(0.0)	0.0%
Restructuring and contract termination charges, net	6.9	0.6%	22.1	1.8%
Adjusted operating income	$300.8	24.1%	$266.8	22.1%

	Environmental Health
	Twelve Months Ended
	December 28, 2014		December 29, 2013

Revenue:
Revenue	$993.8		$956.5
Purchase accounting adjustments	-		0.0
Adjusted revenue	$993.8		$956.5

Adjusted operating income:
Operating income	$109.1	11.0%	$97.1	10.1%
Amortization of intangible assets	10.8	1.1%	10.1	1.1%
Purchase accounting adjustments	1.6	0.2%	0.1	0.0%
Acquisition-related costs	3.0	0.3%	0.1	0.0%
Restructuring and contract termination charges, net	6.5	0.7%	11.8	1.2%
Adjusted operating income	$131.0	13.2%	$119.1	12.5%

(1) amounts may not sum due to rounding

PerkinElmer, Inc. and Subsidiaries
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

PKI
Three Months Ended
December 28, 2014
Organic revenue growth:
Reported revenue growth	3%
Less: effect of foreign exchange rates	-3%
Less: effect of acquisitions including purchase accounting adjustments	1%
Organic revenue growth	5%

Human Health
Three Months Ended
December 28, 2014
Organic revenue growth:
Reported revenue growth	0%
Less: effect of foreign exchange rates	-3%
Less: effect of acquisitions including purchase accounting adjustments	0%
Organic revenue growth	3%

Environmental Health
Three Months Ended
December 28, 2014
Organic revenue growth:
Reported revenue growth	6%
Less: effect of foreign exchange rates	-4%
Less: effect of acquisitions including purchase accounting adjustments	3%
Organic revenue growth	7%

Adjusted Revenue and Adjusted Revenue Growth

We use the term “adjusted revenue” to refer to GAAP revenue, including estimated revenue from contracts acquired in various acquisitions that will not be fully recognized due to business combination accounting rules. We use the related term “adjusted revenue growth” to refer to the measure of comparing current period adjusted revenue with the corresponding period of the prior year. We believe that these non-GAAP measures, when taken together with our GAAP financial measures, allow us and our investors to better measure the performance of our investments in technology, to evaluate long-term performance trends and to assess our ability to invest in our business. Adjusted revenue growth also provides for easier comparisons of our performance with prior and future periods and relative comparisons to our peers. Our GAAP revenue for the periods subsequent to our acquisitions does not reflect the full amount of revenue on such contracts that would have otherwise been recorded by the acquired businesses. The non-GAAP adjustment is intended to reflect the full amount of such revenue. We believe our investors will use this adjustment as a measure of the ongoing performance of the acquired businesses because customers have historically entered into such contracts for renewed and/or developmental support, although there can be no assurance that customers will do so in the future.

Organic Revenue and Organic Revenue Growth

We use the term “organic revenue” to refer to GAAP revenue, excluding the effect of foreign currency translation and acquisitions, and including estimated revenue from contracts acquired in various acquisitions that will not be fully recognized due to business combination accounting rules. We use the related term “organic revenue growth” to refer to the measure of comparing current period organic revenue with the corresponding period of the prior year. We believe that these non-GAAP measures, when taken together with our GAAP financial measures, allow us and our investors to better measure the performance of our investments in technology, to evaluate long-term performance trends and to assess our ability to invest in our business. Organic revenue growth also provides for easier comparisons of our performance with prior and future periods and relative comparisons to our peers. We exclude the effect of foreign currency translation from these measures because foreign currency translation is subject to volatility and can obscure underlying trends. We exclude the effect of acquisitions because acquisition activity can vary dramatically between reporting periods and between us and our peers, which we believe makes comparisons of long-term performance trends difficult for management and investors, and could result in overstating or understating to our investors the performance of our operations. We include estimated revenue from contracts acquired with various acquisitions that will not be fully recognized due to business combination rules. Our GAAP revenue for the periods subsequent to our acquisitions does not reflect the full amount of revenue on such contracts that would have otherwise been recorded by the acquired businesses. The non-GAAP adjustment is intended to reflect the full amount of such revenue. We believe our investors will use this adjustment as a measure of the ongoing performance of the acquired businesses because customers have historically entered into such contracts for renewed and/or developmental support, although there can be no assurance that customers will do so in the future.

Adjusted Gross Margin and Adjusted Gross Margin Percentage

We use the term “adjusted gross margin” to refer to GAAP gross margin, excluding amortization of intangible assets, inventory fair value adjustments related to business acquisitions, other costs related to business acquisitions, and including estimated revenue from contracts acquired in various acquisitions that will not be fully recognized due to business combination accounting rules. We also exclude adjustments for mark-to-market accounting on post-retirement benefits, therefore only our projected costs have been used to calculate our non-GAAP measure. We use the related term “adjusted gross margin percentage” to refer to adjusted gross margin as a percentage of adjusted revenue. We believe that these non-GAAP measures, when taken together with our GAAP financial measures, allow us and our investors to better measure the performance of our investments in technology, to evaluate the long-term profitability trends and to assess our ability to invest in our business. We exclude amortization of intangible assets and adjustments for mark-to-market accounting on post-retirement benefits from these measures because these charges do not represent what we believe our investors consider to be costs of producing our products and could distort the additional value generated over the cost of producing those products. In addition, inventory fair value adjustments related to business acquisitions and other costs related to business acquisitions are excluded because they only occur due to an acquisition and the potential subsequent repositioning of the business that could distort the performance measures of costs used in producing our products. We include estimated revenue from contracts acquired with various acquisitions that will not be fully recognized due to business combination rules. Our GAAP revenue for the periods subsequent to our acquisitions does not reflect the full amount of revenue on such contracts that would have otherwise been recorded by the acquired businesses. The non-GAAP adjustment is intended to reflect the full amount of such revenue. We believe our investors will use this adjustment as a measure of the ongoing performance of the acquired businesses because customers have historically entered into such contracts for renewed and/or developmental support, although there can be no assurance that customers will do so in the future.

Adjusted Selling, General and Administrative (“SG&A”) Expense and Adjusted SG&A Percentage

We use the term “adjusted SG&A expense” to refer to GAAP SG&A expense, excluding amortization of intangible assets, changes to the fair values assigned to contingent consideration, other costs related to business acquisitions, a significant litigation matter, and significant environmental matters. We also exclude adjustments for mark-to-market accounting on post-retirement benefits, therefore only our projected costs have been used to calculate our non-GAAP measure. We use the related term “adjusted SG&A percentage” to refer to adjusted SG&A expense as a percentage of adjusted revenue. We believe that these non-GAAP measures, when taken together with our GAAP financial measures, allow us and our investors to better measure the cost of the internal operating structure, our ability to leverage that structure and the level of investment required to grow our business. We exclude amortization of intangible assets, a significant litigation matter, significant environmental matters, and adjustments for mark-to-market accounting on post-retirement benefits from these measures because these charges do not represent what we believe our investors consider to be costs that support our internal operating structure and could distort the efficiencies of that structure. We exclude changes to the fair values assigned to contingent consideration and other costs related to business acquisitions because they only occur due to an acquisition and the potential subsequent repositioning of the business that could distort the performance measures of costs to support our internal operating structure.

Adjusted Research and Development (“R&D”) Expense and Adjusted R&D Percentage

We use the term “adjusted R&D expense” to refer to GAAP R&D expense, excluding amortization of intangible assets and other costs related to business acquisitions. We also exclude adjustments for mark-to-market accounting on post-retirement benefits, therefore only our projected costs have been used to calculate our non-GAAP measure. We use the related term “adjusted R&D percentage” to refer to adjusted R&D expense as a percentage of adjusted revenue. We believe that these non-GAAP measures, when taken together with our GAAP financial measures, allow us and our investors to better understand and evaluate our internal technology investments. We exclude amortization of intangible assets and adjustments for mark-to-market accounting on post-retirement benefits from these measures because these charges do not represent what we believe our investors consider to be internal investments in R&D activities and could distort our R&D investment level. We exclude other costs related to business acquisitions because they only occur due to an acquisition and the potential subsequent repositioning of the business that could distort the performance measures of costs to support our internal operating structure.

Adjusted Operating Income, Adjusted Operating Profit Percentage, Adjusted Operating Profit Margin and Adjusted Operating Margin

We use the term “adjusted operating income,” to refer to GAAP operating income, excluding amortization of intangible assets, inventory fair value adjustments related to business acquisitions, changes to the fair values assigned to contingent consideration, other costs related to business acquisitions, a significant litigation matter, significant environmental matters, asset impairments, and restructuring and contract termination charges, and including estimated revenue from contracts acquired in various acquisitions that will not be fully recognized due to business combination accounting rules. We also exclude adjustments for mark-to-market accounting on post-retirement benefits, therefore only our projected costs have been used to calculate our non-GAAP measure. Adjusted operating income is calculated by subtracting adjusted R&D expense and adjusted SG&A expense from adjusted gross margin. We use the related terms “adjusted operating profit percentage,” “adjusted operating profit margin,” or “adjusted operating margin” to refer to adjusted operating income as a percentage of adjusted revenue. We believe that these non-GAAP measures, when taken together with our GAAP financial measures, allow us and our investors to analyze the costs of the different components of producing and selling our products, to better measure the performance of our internal investments in technology and to evaluate the long-term profitability trends of our core operations. Adjusted operating income also provides for easier comparisons of our performance and profitability with prior and future periods and relative comparisons to our peers. We believe our investors do not consider the items that we exclude from adjusted operating income to be costs of producing our products, investments in technology and production or costs to support our internal operating structure, and so we present this non-GAAP measure to avoid overstating or understating to our investors the performance of our operations. We exclude asset impairments and restructuring and contract termination charges because they tend to occur due to an acquisition, divestiture, repositioning of the business or other unusual event that could distort the performance measures of our internal investments and costs to support our internal operating structure. We include estimated revenue from contracts acquired with various acquisitions that will not be fully recognized due to business combination rules. Our GAAP revenue for the periods subsequent to our acquisitions does not reflect the full amount of revenue on such contracts that would have otherwise been recorded by the acquired businesses. The non-GAAP adjustment is intended to reflect the full amount of such revenue. We believe our investors will use this adjustment as a measure of the ongoing performance of the acquired businesses because customers have historically entered into such contracts for renewed and/or developmental support, although there can be no assurance that customers will do so in the future.

Adjusted Earnings Per Share

We use the term “adjusted earnings per share,” or “adjusted EPS,” to refer to GAAP earnings per share, excluding discontinued operations, amortization of intangible assets, inventory fair value adjustments related to business acquisitions, changes to the fair values assigned to contingent consideration, other costs related to business acquisitions, a significant litigation matter, significant environmental matters, asset impairments, restructuring and contract termination charges, significant debt extinguishment charges, and significant tax credits, and including estimated revenue from contracts acquired in various acquisitions that will not be fully recognized due to business combination accounting rules. We also exclude adjustments for mark-to-market accounting on post-retirement benefits, therefore only our projected costs have been used to calculate our non-GAAP measure. Adjusted earnings per share is calculated by subtracting the items above included in adjusted gross margin, adjusted R&D expense, adjusted SG&A expense, restructuring and contract termination charges, the provision for taxes related to these items, and significant tax credits from GAAP earnings per share. We believe that this non-GAAP measure, when taken together with our GAAP financial measures, allows us and our investors to analyze the costs of producing and selling our products and the performance of our internal investments in technology and our internal operating structure, to evaluate the long-term profitability trends of our core operations and to calculate the underlying value of the core business on a dilutive share basis, which is a key measure of the value of the Company used by our management and we believe used by investors as well. Adjusted earnings per share also facilitates the overall analysis of the value of the Company and the core measure of the success of our operating business model as compared to prior and future periods and relative comparisons to our peers. We exclude discontinued operations, amortization of intangible assets, inventory fair value adjustments related to business acquisitions, changes to the fair values assigned to contingent consideration, other costs related to business acquisitions, adjustments for mark-to-market accounting on post-retirement benefits, a significant litigation matter, significant environmental matters, asset impairments, restructuring and contract termination charges, significant debt extinguishment charges, and significant tax credits, as these items do not represent what we believe our investors consider to be costs of producing our products, investments in technology and production, and costs to support our internal operating structure, which could result in overstating or understating to our investors the performance of our operations. We include estimated revenue from contracts acquired with various acquisitions that will not be fully recognized due to business combination rules. Our GAAP revenue for the periods subsequent to our acquisitions does not reflect the full amount of revenue on such contracts that would have otherwise been recorded by the acquired businesses. The non-GAAP adjustment is intended to reflect the full amount of such revenue. We believe our investors will use this adjustment as a measure of the ongoing performance of the acquired businesses because customers have historically entered into such contracts for renewed and/or developmental support, although there can be no assurance that customers will do so in the future.

The fourth quarter tax effect on adjusted EPS for (i) discontinued operations was a benefit of $0.00 in 2014 and a benefit of $0.03 in 2013, (ii) amortization of intangible assets was an expense of $0.08 in 2014 and an expense of $0.07 in 2013, (iii) inventory fair value adjustments related to business acquisitions was an expense of $0.01 in 2014, (iv) significant environmental charges was a benefit of $0.00 in 2014 and an expense of $0.02 in 2013, (v) restructuring and contract termination charges was a benefit of $0.01 in 2014 and an expense of $0.04 in 2013, (vi) significant debt extinguishment charges was an expense of $0.05 in 2013, (vii) significant tax credits was a benefit of $0.08 in 2013, and (viii) adjustments for mark-to-market accounting on post-retirement benefits was an expense of $0.24 in 2014 and a benefit of $0.03 in 2013. The fourth quarter tax effect on adjusted EPS for each of the remaining items (changes to the fair values assigned to contingent consideration, other costs related to business acquisitions, asset impairments, and the estimated revenue from contracts acquired with various acquisitions that will not be fully recognized due to business combination accounting rules) was $0.00 in both 2014 and 2013.

The full year tax effect on adjusted EPS through the fourth quarter for (i) discontinued operations was a benefit of $0.02 in 2014 and a benefit of $0.04 in 2013, (ii) amortization of intangible assets was an expense of $0.27 in 2014 and an expense of $0.28 in 2013, (iii) inventory fair value adjustments related to business acquisitions was an expense of $0.01 in 2014 and an expense of $0.00 in 2013, (iv) a significant litigation matter was an expense of $0.02 in 2014, (v) significant environmental charges was a benefit of $0.00 in 2014 and an expense of $0.02 in 2013, (vi) restructuring and contract termination charges was an expense of $0.02 in 2014 and an expense of $0.10 in 2013, (vii) significant debt extinguishment charges was an expense of $0.05 in 2013, (viii) significant tax credits was a benefit of $0.16 in 2013, (ix) the estimated revenue from contracts acquired with various acquisitions that will not be fully recognized due to business combination accounting rules was an expense of $0.01 in 2014 and an expense of $0.02 in 2013, and (x) adjustments for mark-to-market accounting on post-retirement benefits was an expense of $0.24 in 2014 and a benefit of $0.03 in 2013. The full year tax effect on adjusted EPS through the fourth quarter for each of the remaining items (changes to the fair values assigned to contingent consideration, other costs related to business acquisitions, and asset impairments) was $0.00 in both 2014 and 2013.

The tax effect for discontinued operations is calculated based on the authoritative guidance in the Financial Accounting Standards Board’s Accounting Standards Codification 740, Income Taxes. The tax effect for amortization of intangible assets, inventory fair value adjustments related to business acquisitions, changes to the fair values assigned to contingent consideration, other costs related to business acquisitions, a significant litigation matter, significant environmental matters, adjustments for mark-to-market accounting on post-retirement benefits, asset impairments, restructuring and contract termination charges, significant debt extinguishment charges, significant tax credits, and the estimated revenue from contracts acquired with various acquisitions is calculated based on operational results and applicable jurisdictional law, which contemplates tax rates currently in effect to determine our tax provision.

# # #

The non-GAAP financial measures described above are not meant to be considered superior to, or a substitute for, our financial statements prepared in accordance with GAAP. There are material limitations associated with non-GAAP financial measures because they exclude charges that have an effect on our reported results and, therefore, should not be relied upon as the sole financial measures to evaluate our financial results. Management compensates and believes that investors should compensate for these limitations by viewing the non-GAAP financial measures in conjunction with the GAAP financial measures. In addition, the non-GAAP financial measures included in this earnings announcement may be different from, and therefore may not be comparable to, similar measures used by other companies.

Each of the non-GAAP financial measures listed above are also used by our management to evaluate our operating performance, communicate our financial results to our Board of Directors, benchmark our results against our historical performance and the performance of our peers, evaluate investment opportunities including acquisitions and discontinued operations, and determine the bonus payments for senior management and employees.

CONTACT:
Investor Relations:
PerkinElmer, Inc.
Tommy J. Thomas, CPA, 781-663-5889
tommy.thomas@perkinelmer.com
or
Media Contact:
PerkinElmer, Inc.
Fara Goldberg, 781-663-5699
fara.goldberg@perkinelmer.com